Exhibit 99.1

The Middleby Corporation Reports Third Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--November 9, 2021--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2021 third quarter of $176.0 million or $3.09 diluted earnings per share on net sales of $817.5 million. Adjusted net earnings were $106.4 million or $1.92 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures is provided at the end of the press release.

“We continue to build upon the positive momentum across our business segments -- investing in technology innovations to address the dynamic market trends, furthering our strategic sales initiatives, and expanding our brand portfolio with the recent acquisitions of Novy and Imperial Range,” said Tim FitzGerald CEO of the Middleby Corporation. “The demand for our solutions remains strong with record incoming orders and backlog. We are proactively managing through the current impact of supply chain disruptions and significant inflationary pressures, while we make progress toward our long-term profitability goals.”

2021 Third Quarter Financial Results

  Net sales increased 28.8% in the third quarter over the comparative prior year period. Excluding the impacts of acquisitions, a disposition and foreign exchange rates, sales increased 22.4% in the third quarter over the comparative prior year period, reflecting improvements in market conditions and consumer demand since the initial impact of COVID-19.
  Organic net sales (a non-GAAP measure) increases were reported for all segments due to improvements in market conditions and consumer demand in the third quarter of 2021. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	37.8%	26.7%	1.8%	28.8%
Acquisitions/(Disposition)	4.9%	9.9%	—%	5.1%
Foreign Exchange Rates	1.0%	2.6%	0.5%	1.3%
Organic Net Sales Growth (1) (2)	31.9%	14.2%	1.4%	22.4%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions, a disposition and foreign exchange rates
(2) Totals may be impacted by rounding
  Total backlog at the end of the third quarter of 2021 amounted to a record level of $1.2 billion as compared to $522.7 million at the end of the fiscal 2020. The increase was driven by order growth, primarily at the Commercial Foodservice Group and Residential Kitchen Group, amounting to backlog levels in excess of 100% over the prior year end when excluding backlog from businesses acquired during the year.
  Adjusted EBITDA (a non-GAAP measure) was $172.2 million, in the third quarter of 2021 due to the impact of higher sales volumes and profitability initiatives. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	24.4%	20.9%	21.8%	21.1%
Acquisitions	(0.1)%	0.4%	—%	0.1%
Foreign Exchange Rates	—%	(0.1)%	—%	—%
Organic Adjusted EBITDA (1) (2)	24.5%	20.6%	21.8%	21.0%

(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Operating cash inflows during the third quarter amounted to $173.7 million in comparison to $151.4 million in the prior year period. During three months period ended October 2, 2021, the company received net of taxes and deal costs, approximately $77.3 million in a termination fee. The total leverage ratio per our credit agreements was below 2.4x. The trailing twelve month bank agreement pro-forma EBITDA was $735.9 million.
  Cash balances at the end of the quarter were $251.5 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2021 fiscal third quarter amounted to $1.6 billion as compared to $1.6 billion at the end of fiscal 2020. Additionally, our current borrowing availability is approximately $2.3 billion.

“Across all three segments, we experienced strong demand and continued growth of incoming orders. This reflects the strength of overall market demand, along with the increasing interest in our technology solutions and innovative products to address our customer's rapidly changing needs. While we are excited that our positioning will drive future growth opportunities, we are heavily focused on managing through the current supply chain challenges. Component part availability, shipping delays, rising costs of material, and labor are all major challenges for our industry. Our teams are actively engaged with our supply partners as we look to secure supply for production and increase capacity. We have been proactive about adjusting prices in the past several months to our customers, to address the significant cost pressures we have experienced during the third quarter that are pressuring margins. The timing from the benefit of these increases is longer than ordinary given our record backlog, but we should begin seeing this impact in the fourth quarter.”

"At Commercial Foodservice, we are seeing the continued recovery broadened across all customer segments as we emerge from COVID. This presents a strong current demand environment as our customers are looking to re-open, replace and/or upgrade equipment. The industry is also facing substantial operating challenges around labor, food costs, and rapidly changing consumer trends which is accelerating the drive for new technologies and innovative solutions. We are increasing our engagement with customers looking to evolve their operations to address these challenges. The technology investments we continue to make will drive long-term growth beyond the recovery.”

“At our Residential Kitchen businesses, the market for new home starts and existing sales remains strong -- presenting a continued favorable backdrop for our business as we look toward next year. We continue to expand our portfolio of premium brands and bring exciting new products to consumers. We are focused on deepening our engagement and support of the residential designer community as we raise awareness of the breadth of offerings across our luxury portfolio.”

“At the Food Processing Group, our investments in automation and full-line solutions are resonating with customers and addressing today’s challenges of labor, food costs, safety and sustainability. Investments we have made in our innovation centers allow our customers to have a hands-on experience as they make critical decisions to invest in their operations. We continue to gain momentum in new and target markets such as bacon, dried meats, pet food and alternative protein, as we are positioned to capture growing trends,” concluded Mr. FitzGerald.

Conference Call

A conference call will be held at 10 a.m. Central Time on Tuesday, November 9 and can be accessed through the Investor Relations section of middleby.com. If online access is not available, participants can join the call by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 7707299#. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 7707299#. To access the supplemental presentation, visit the Investor Relations page at middleby.com.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Imperial®, Induc®, Ink Kegs®, Inline Filling Systems®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch’n®, Market Forge®, Marsal®, Meheen®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Tank®, Taylor®, Thor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® Wild Goose® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CV-Tek ®, Danfotech®, Deutsche Process®, Drake®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA®, AGA Cookshop®, Brava®, EVO®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Novy®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2021	3rd Qtr, 2020	3rd Qtr, 2021	3rd Qtr, 2020
Net sales	$817,545	$634,525	$2,384,376	$1,783,961
Cost of sales	517,918	411,776	1,505,149	1,157,896

Gross profit	299,627	222,749	879,227	626,065

Selling, general and administrative expenses	175,354	128,814	496,022	384,580
Restructuring expenses	791	7,263	2,596	10,281
Merger termination fee	(110,000)	—	(110,000)	—
Gain on sale of plant	—	—	(763)	—
Income from operations	233,482	86,672	491,372	231,204

Interest expense and deferred financing amortization, net	13,192	18,418	43,481	55,881
Net periodic pension benefit (other than service costs & curtailment)	(11,363)	(10,149)	(34,268)	(30,004)
Other expense (income), net	794	(294)	(1,366)	3,414

Earnings before income taxes	230,859	78,697	483,525	201,913

Provision for income taxes	54,893	18,181	97,711	46,456

Net earnings	$175,966	$60,516	$385,814	$155,457

Net earnings per share:

Basic	$3.19	$1.10	$6.99	$2.82

Diluted	$3.09	$1.10	$6.83	$2.82

Weighted average number of shares

Basic	55,232	54,982	55,225	55,104

Diluted	56,939	55,100	56,526	55,152

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) (Unaudited)

	Oct 2, 2021	Jan 2, 2021
ASSETS

Cash and cash equivalents	$251,476	$268,103
Accounts receivable, net	466,487	363,361
Inventories, net	686,043	540,198
Prepaid expenses and other	82,582	81,049
Prepaid taxes	21,149	17,782
Total current assets	1,507,737	1,270,493

Property, plant and equipment, net	370,266	344,482
Goodwill	2,106,182	1,934,261
Other intangibles, net	1,574,601	1,450,381
Long-term deferred tax assets	83,589	76,052
Other assets	130,476	126,805

Total assets	$5,772,851	$5,202,474

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$21,553	$22,944
Accounts payable	254,287	182,773
Accrued expenses	546,996	494,541
Total current liabilities	822,836	700,258

Long-term debt	1,866,022	1,706,652
Long-term deferred tax liability	165,100	147,224
Accrued pension benefits	432,909	469,500
Other non-current liabilities	187,014	202,191

Stockholders' equity	2,298,970	1,976,649

Total liabilities and stockholders' equity	$5,772,851	$5,202,474

THE MIDDLEBY CORPORATION NON-GAAP SEGMENT INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended October 2, 2021
Net sales	$511,480	$193,395	$112,670	$817,545
Segment Operating Income	$105,529	$31,322	$21,425	$233,482
Operating Income % of net sales	20.6%	16.2%	19.0%	28.6%

Depreciation	5,793	3,608	1,353	10,876
Amortization	12,822	3,589	1,773	18,184
Restructuring expenses	473	278	40	791
Acquisition related inventory step-up charge	66	1,676	—	1,742
Merger termination fee, net deal costs	—	—	—	(103,106)
Stock compensation	—	—	—	10,197
Segment adjusted EBITDA	$124,683	$40,473	$24,591	$172,166
Adjusted EBITDA % of net sales	24.4%	20.9%	21.8%	21.1%

Three Months Ended September 26, 2020
Net sales	$371,223	$152,654	$110,648	$634,525
Segment Operating Income	$57,483	$22,626	$22,860	$86,672
Operating Income % of net sales	15.5%	14.8%	20.7%	13.7%

Depreciation	5,360	2,965	1,480	9,805
Amortization	12,923	2,170	1,794	16,887
Restructuring expenses	6,969	138	156	7,263
Facility consolidation related expenses	574	—	—	574
Stock compensation	—	—	—	5,300
Segment adjusted EBITDA	$83,309	$27,899	$26,290	$126,501
Adjusted EBITDA % of net sales	22.4%	18.3%	23.8%	19.9%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $17.6 million and $11.0 million for the three months ended October 2, 2021 and September 26, 2020, respectively.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Nine Months Ended October 2, 2021
Net sales	$1,501,413	$527,791	$355,172	$2,384,376
Segment Operating Income	$311,789	$95,088	$68,048	$491,372
Operating Income % of net sales	20.8%	18.0%	19.2%	20.6%

Depreciation	17,579	9,120	4,005	31,180
Amortization	42,272	7,145	5,450	54,867
Restructuring expenses	1,386	834	376	2,596
Facility consolidation related expenses	993	—	—	993
Acquisition related inventory step-up charge	803	1,676	—	2,479
Merger termination fee, net deal costs	—	—	—	(90,285)
Stock compensation	—	—	—	27,135
Gain on sale of plant	(678)	(85)	—	(763)
Segment adjusted EBITDA	$374,144	$113,778	$77,879	$519,574
Adjusted EBITDA % of net sales	24.9%	21.6%	21.9%	21.8%

Nine Months Ended September 26, 2020
Net sales	$1,081,847	$385,637	$316,477	$1,783,961
Segment Operating Income	$173,064	$41,860	$57,801	$231,204
Operating Income % of net sales	16.0%	10.9%	18.3%	13.0%

Depreciation	15,567	8,742	4,179	28,503
Amortization	38,257	7,627	5,494	51,378
Restructuring expenses	9,115	973	193	10,281
Facility consolidation related expenses	848	—	—	848
Acquisition related inventory step-up charge	2,106	—	—	2,106
Stock compensation	—	—	—	14,422
Segment adjusted EBITDA	$238,957	$59,202	$67,667	$338,742
Adjusted EBITDA % of net sales	22.1%	15.4%	21.4%	19.0%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $46.2 million and $27.1 million for the nine months ended October 2, 2021 and September 26, 2020, respectively.

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Three Months Ended
	3rd Qtr, 2021		3rd Qtr, 2020
	$	Diluted per share	$	Diluted per share
Net earnings	$175,966	$3.09	$60,516	$1.10
Amortization (1)	19,754	0.35	17,861	0.32
Amortization of discount on convertible notes	—	—	1,848	0.03
Restructuring expenses	791	0.01	7,263	0.13
Acquisition related inventory step-up charge	1,742	0.03	—	—
Facility consolidation related expenses	—	—	574	0.01
Net periodic pension benefit (other than service costs & curtailment)	(11,363)	(0.20)	(10,149)	(0.18)
Merger termination fee, net deal costs	(103,106)	(1.81)	—	—
Income tax effect of pre-tax adjustments	22,584	0.40	(4,019)	(0.07)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.05	—	—
Adjusted net earnings	$106,368	$1.92	$73,894	$1.34

Diluted weighted average number of shares	56,939		55,100
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,679)		—
Adjusted diluted weighted average number of shares	55,260		55,100

	Nine Months Ended
	3rd Qtr, 2021		3rd Qtr, 2020
	$	Diluted per share	$	Diluted per share
Net earnings	$385,814	$6.83	$155,457	$2.82
Amortization (1)	59,492	1.05	53,373	0.97
Amortization of discount on convertible notes	—	—	1,848	0.03
Restructuring expenses	2,596	0.05	10,281	0.19
Acquisition related inventory step-up charge	2,479	0.04	2,106	0.04
Facility consolidation related expenses	993	0.02	848	0.02
Net periodic pension benefit (other than service costs & curtailment)	(34,268)	(0.61)	(30,004)	(0.54)
Merger termination fee, net deal costs	(90,285)	(1.60)	—	—
Gain on sale of plant	(763)	(0.01)	—	—
Discrete tax adjustments	(18,900)	(0.33)	—	—
Income tax effect of pre-tax adjustments	14,640	0.26	(8,844)	(0.17)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.13	—	—
Adjusted net earnings	$321,798	$5.83	$185,065	$3.36

Diluted weighted average number of shares	56,526		55,152
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,284)		—
Adjusted diluted weighted average number of shares	55,242		55,152
(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2021	3rd Qtr, 2020	3rd Qtr, 2021	3rd Qtr, 2020
Net Cash Flows Provided By (Used In):
Operating activities	$173,659	$151,422	$346,040	$316,182
Investing activities	(388,457)	(10,358)	(412,679)	(53,539)
Financing activities	73,092	(573,169)	54,361	(134,838)

Free Cash Flow
Cash flow from operating activities	$173,659	$151,422	$346,040	$316,182
Less: Capital expenditures, net of sale proceeds	(10,307)	(7,064)	(23,670)	(20,395)
Free cash flow	$163,352	$144,358	$322,370	$295,787

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715